                                                                 EXHIBIT m(2)(b)


                                 AMENDMENT NO. 1
                        TO THE FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

The First Amended and Restated Master Distribution Plan (the "Plan"), dated as of December 31, 2000, pursuant to Rule 12b-1 of AIM Investment Securities Funds, a Delaware business trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                           FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS
                                (CLASS B SHARES)

                               (DISTRIBUTION FEE)




                                                     MAXIMUM               MAXIMUM               MAXIMUM
                                                   ASSET-BASED             SERVICE              AGGREGATE
         FUND                                     SALES CHARGE               FEE                ANNUAL FEE
         ----                                     ------------             -------              ----------
AIM High Yield Fund                                       0.75%               0.25%                   1.00%

AIM High Yield Fund II                                    0.75%               0.25%                   1.00%

AIM Income Fund                                           0.75%               0.25%                   1.00%

AIM Intermediate Government Fund                          0.75%               0.25%                   1.00%

AIM Money Market Fund                                     0.75%               0.25%                   1.00%

AIM Municipal Bond Fund                                   0.75%               0.25%                   1.00%

AIM Total Return Bond Fund                                0.75%               0.25%                   1.00%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  December 28, 2001

                                              AIM INVESTMENT SECURITIES FUNDS
                                              (on behalf of its Class B Shares)


Attest: /s/ LISA A. MOSS                     By: /s/ ROBERT H. GRAHAM
       ------------------------                  -------------------------------
         Assistant Secretary                           Robert H. Graham
                                                       President












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